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                                                                    EXHIBIT 23.3

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated April 2, 2001 relating to the consolidated financial statements which appear in the Annual Report of Unibanco - Uniao de Bancos Brasileiros S.A. and Unibanco Holdings S.A. on Form 20-F for the year ended December 31, 2002, as amended. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information - U.S. GAAP Presentation" in such Registration Statement.




/s/ PricewaterhouseCoopers
Auditores Independentes




Sao Paulo, Brazil
September 11, 2003